UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                   F O R M 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                 April 23, 2002



                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





             0-19118                                  74-2584033
        (Commission File Number) (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                  210-490-4788


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Item 5.OTHER EVENTS

See attached Press Release






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The following exhibits are filed as part of this report:

NUMBER                                                          DOCUMENT

99.1                                         Press release dated April 23, 2002




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SIGNATURES


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ABRAXAS PETROLEUM CORPORATION

                               By:___________________________________
                                  Chris Williford
                                  Executive Vice President, Chief Financial
                                  Officer and Treasurer


Dated:    April 23, 2002

                                                                  Exhibit 99.1


                                  NEWS RELEASE

                ABRAXAS UPDATES CANADIAN WINTER DRILLING ACTIVITY

SAN ANTONIO, TX (April 23, 2002) - Abraxas Petroleum Corporation (AMEX:ABP) today announced that the Company participated in the drilling of 17 wells (12.1 net) in the Caroline, Peace River Arch ("PRA") and Ladyfern areas in Canada and anticipates adding 11-15 MMcfepd of net production.

In the Caroline and PRA areas, the Company drilled 11 wells (10.1 net) with a 91% success rate. Completion and tie-in operations are underway with the wells tested or currently on production at a combined net rate of 9-10 MMcfepd. The Company expects that one third of the wells will be online by the end of April with the balance expected to be online after break up. Overall net production from these two core areas is expected to be 23 MMcfepd by the end of April 2002. The Company anticipates drilling 11 additional wells during the balance of the year in Caroline and PRA and has identified 27 additional locations on its existing acreage. Of the 19 wells expected to be drilled in 2002, only two had proved reserves booked at the end of 2001. In addition, the Company continues to expand its gas plant and gathering infrastructure in both Caroline and PRA with gross plant throughput expected to be in excess of 45 MMcfpd by the summer (including third party volumes).

In the Ladyfern area, the Company drilled 6 wells (2 net) with a 50% success rate. The Company expects 2 wells (0.33 net) to be on production in the next month. The Company plans to integrate the results of the winter drilling program into its geologic and geophysical interpretation and expects to have a similarly active drilling program next winter. The Company is also exploring opportunities to expand the play on existing acreage on trend with the Ladyfern field.

CEO Bob Watson commented, "We are pleased with the success of our winter drilling activities in Canada. We continue to prove up our large inventory of projects in the Caroline and PRA areas and are very encouraged by the results of our Ladyfern drilling which set up a number of additional locations for next winter and beyond."


Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploitation and production company that also processes natural gas. The Company operates in Texas, Wyoming and western Canada. Please visit www.abraxaspetroleum.com for the most current and updated information. The web site is updated daily to comply with the SEC Regulation FD (Fair Disclosure).


Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the Company for crude oil and natural gas. In addition, the Company's future crude oil and natural gas production is highly dependent upon the Company's level of success in acquiring or finding additional reserves. Further, the Company operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filing with the Securities and Exchange Commission during the past 12 months.


FOR MORE INFORMATION CONTACT:
Janice Herndon/Manager Corp. Communications
Telephone 210.490.4788
jherndon@abraxaspetroleum.com
www.abraxaspetroleum.com